                                                                    EXHIBIT 2.4



================================================================================

                           ASSET PURCHASE AGREEMENT

                                    AMONG

                   CLIFFS DRILLING TRINIDAD OFFSHORE LIMITED

                                      AND

                          WELL SERVICES (MARINE) LTD.

                                CHARLES A. BRASH

                                      AND

                              PHILLIP A. POLLONAIS





================================================================================


                            Dated: December 29, 1997

                               TABLE OF CONTENTS

ARTICLE I
         GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.01    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.02    Agreement to Purchase and Sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (A)      Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (1)     Drilling Rigs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          (2)     Rig Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (3)     Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (4)     Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (5)     General Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (6)     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (7)     Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (8)     Scheduled Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (9)     Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (10)    Insurance Proceeds, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (11)    Computers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (12)    Other Intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (13)    Other Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (B)      Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (C)      Liabilities After Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.03    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.04    Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.05    Closing Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (A)      Rig 1 Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (B)      Rig 2 Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (C)      Post Closing Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (D)      Good Faith Estimate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (E)      Post Closing Expenses for Classification of Rig 2.  . . . . . . . . . . . . . . . . . . . .  14
                 (F)      Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         1.06    Limited Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (A)      Assumption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (B)      Excluded Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (C)      Third Party Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (D)      1997 Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         1.07.   Instruments of Transfer; Closing Deliveries; Further Assurances  . . . . . . . . . . . . . . . . . .  15
         1.08    Value Assigned to the Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         1.09    Conditions Precedent to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (A)      Performance of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .  18
                 (B)      No Suit or Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (C)      Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (D)      Board Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (E)      Operator Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (F)      Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         1.10    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         1.11    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.12    Condition of the Rigs; Spares; Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


         1.13    Risk of Loss; Rig Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (A)      Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (B)      Loss of a Rig or Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (C)      Termination Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (D)      Election to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (E)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (F)      Rig 16. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         1.14    Pre-Closing Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         1.15    Other Loss or Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         1.16    Pre-Closing Seller Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE II
         REPRESENTATIONS AND WARRANTIES;  RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.01    Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (A)      Organization and Good Standing of Seller  . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (B)      Consents, Authorizations and Binding Effect . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (1)     No Consents Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (2)     Corporate Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (3)     Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          (4)     Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (C)      Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (D)      Title and Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (1)     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (2)     Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (3)     Asset Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (a)      At Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (b)      As Is/Where Is . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (c)      Leased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                                  (d)      Assets Being Sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (E)      Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (F)      Litigation and Compliance With Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (G)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (H)      Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (I)      Instruments in Full Force and Effect; Possession under Leases . . . . . . . . . . . . . . .  26
                 (J)      Employee Plans and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (K)      Labor and Employee Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (1)     No Collective Bargaining Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (2)     No Unions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (3)     No Pending Grievances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (4)     No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (5)     Affected Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (6)     Responsibility for Grievances . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (L)      Absence of Certain Changes, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (M)      Material Contracts, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (N)      Non-Competition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (O)      Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (P)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          (1)     No Violations of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          (2)     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 (Q)      Excluded Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (R)      Pricing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (S)      Competing Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (T)      Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (1)     Information Provided  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (2)     No Untrue Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (3)     No Material Adverse Effects . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (4)     Seller's Disclosure Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (5)     Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (U)      Investment Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (1)     Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (2)     Review and Advice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (3)     Economic Risk . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          (4)     Unregistered Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          (5)     Stock Certificate Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.02    Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.03    Restrictive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (A)      Reasonableness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (B)      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (C)      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (D)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (E)      Exclusions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         2.04    Consulting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE III
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.01    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.02    Notice, Participation and Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.03    Indemnification if Negligence of Indemnitee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.04    Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.05    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         3.06    No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE IV
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.01    Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.02    No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.03    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.04    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.05    Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.06    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.07    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (A)      Arbitration Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (B)      Securities Law Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (C)      Other Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.08    Arbitration and Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (A)      Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (B)      Powers and Selection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (C)      Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (D)      Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                 (E)      Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 (F)      Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.09    Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.10    Waivers and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.11    Third Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.12    Illegalities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.13    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.14    Survival; Exclusively of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.15    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.16    Access to Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.17    Cost of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.18    Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.19    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.20    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.21    Consequential Damages Disallowed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.22    Owners' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.23    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                  EXHIBIT 2.4
                                                               EXECUTION COPY


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of December 29, 1997, (the "Effective Date"), by and among CLIFFS DRILLING TRINIDAD OFFSHORE LIMITED, OR ITS NOMINEE, a Trinidad and Tobago private limited company ("Purchaser"), having its principal place of business at San Fernando, Trinidad, W.I., WELL SERVICES (MARINE) LTD., a Trinidad and Tobago private limited company ("Seller"), having its principal place of business in San Fernando, Trinidad, W.I., CHARLES A. BRASH of San Fernando, Trinidad, W.I. and PHILLIP A. POLLONAIS, of San Fernando, Trinidad, W.I.

         WHEREAS, Seller is engaged, among other things, in the business of providing oil and gas offshore drilling services for the oil and gas industry offshore Trinidad and Tobago;

         WHEREAS, one hundred percent (100%) of the common shares and voting control of Seller is owned by Charles A. Brash and Phillip A. Pollonais, (collectively, "Owners"); and

         WHEREAS, Seller desires to sell to Purchaser all of the offshore drilling rigs, equipment and other assets in connection therewith used by Seller in its offshore oil and gas drilling business (collectively, the "Business"), and Purchaser desires to purchase the Business upon the terms and conditions hereinafter set forth and on condition that the Owners enter into this Agreement for the purpose of providing the representations and warranties and agreeing to the matters hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                    GENERAL

         1.01 DEFINITIONS. Unless otherwise stated in this Agreement, the following terms shall have the following meanings (the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined):

AAA:                          American Arbitration Association

Additional Cash:              As defined in Section 1.05(C).


Affected Employee(s):         As defined in Section 4.15(B).

Affiliate(s):                 Any Person that, directly or indirectly, controls,
                              or is controlled by, or under common control with, another Person. For the purposes of this definition, "control" (including the terms
                              "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

Agreed Amortization Period:   As defined in Section 1.16(A).

Agreement:                    As defined in the opening paragraph of this
                              Agreement.

Amoco:                        Amoco Trinidad Oil Company.

Asset(s):                     As defined in Section 1.02.

Assumed Obligations:          The duties, obligations, debts and liabilities of
                              Seller assumed by Purchaser under Section 1.06(C).

Brash                         Charles A. Brash of San Fernando, Trinidad.

Business:                     As defined in the recitals of this Agreement.

Claim:                        As defined in Section 3.02(A).

Cliffs: Cliffs Drilling Company, a Delaware corporation, and ultimate parent owning entity of Purchaser.

Closing Adjustment:           As defined in Section 1.05.

Closing Date:                 As defined in Section 1.09.

Closing Deliveries:           As defined in Section 1.07.

Consulting Agreement:         As defined in Section 1.02(D).

Current Amoco Rate:           As defined in Section 1.05(A).

Current Contract(s):          With respect to either Rig 1 or Rig 2, as defined
                              in Section 1.05(C).

Current Trinmar Rate:         As defined in Section 1.05(B).

Customer Data:                All of Seller's customer lists, sales records and
                              other customer data (including credit data) relating to the Business.

Damages:                      As defined in Section 3.01(A).

Delivery Condition:           As defined in Section 1.12.

Dollars or $:                 Legal currency of the United States of America.

Drilling Contracts:           As defined in Section 1.02(A)(8)(a)(i).

Effective Date:               As defined in the opening paragraph of this
                              Agreement.

Employee(s):                  As defined in Section 4.15(A).

Environmental Laws:           As defined in Section 2.01(P)(y).

Equipment:                    Refers to either General Equipment or Rig
                              Equipment.

Excluded Assets:              As defined in Section 1.02(B).

Five-Day Average:             A dollar amount equal to the average daily closing
                              price of the shares of common voting stock of Cliffs, as quoted on the New York Stock Exchange for the five (5) days immediately preceding (but not including) a specific named date under the terms of this Agreement. General Conveyance, Transfer and Assignment: As defined in Section
                              1.07(B).

General Conveyance,
  Transfer and Assignment:    As defined in Section 1.07(B).

General Equipment:            As defined in Section 1.02(A)(5).

Governmental Body:            Any court or any federal, state, municipal or
                              other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

Indemnitee:                   As defined in Section 3.02(A).

Indemnitor:                   As defined in Section 3.02(A).

Inspection Date:              October 1, 1997, the date Purchaser inspected the
                              Rigs and Assets.

Instruments:                  As defined in Section 2.01(I).

Insurance Loss Proceeds
Agreement:                    As defined in Section 1.13(D).

Intangible Assets:            As defined in Section 1.02(A)(7).


Inventories:                  As defined in Section 1.02(A)(3).

Known or Knowledge:           Whenever a statement regarding the existence or
                              absence of facts in this Agreement is qualified by a phrase such as "to such Person's knowledge" or "known to such Person," it is intended by the parties that the only information to be attributed to such Person is information actually or constructively known to

                              (a) the Person in the case of an individual, or

                              (b)    in the case of a corporation or other
                                     entity, an officer or employee as a
                                     result of his employment by Seller. A
                                     Person has "constructive knowledge" of
                                     those matters which the individual
                                     involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

Lien: All mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

Material Adverse Effect:      Material Adverse Effect means (a) any change,
                              development or effect (individually or in the aggregate) in the general affairs, management, Business, results of operations, condition
                              (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to Seller or (b) any fact or development that would (individually or in the aggregate), impair Seller's ability or obligations to perform on a timely basis any material obligations it has under this Agreement.

Materials of Environmental
    Concern:                  As defined in Section 2.01(P)(x).

Operative Documents:          This Agreement and all other agreements,
                              instruments, documents, and certificates to be executed and delivered by or on behalf of Seller or Purchaser at or before the Effective Date pursuant to this Agreement (including, without limitation, the Software Purchase Agreement.)

Order: Any order, writ, injunction, decree, judgment, award or determination of any court or Governmental Body.

Owners:                       As defined in the recitals of this Agreement.

Party(ies):                   Refers to any of Purchaser, Seller, Brash or
                              Pollonais.

Permits: All bonds, certificates, licenses, consents, permits, authorizations, approvals, orders, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character in connection with the Business and the maintenance and operation of any Rig whether:

                              (a)  under any

                                   (1)       national, state, county, local or
                                             foreign statute, ordinance or
                                             regulation;

                                   (2)       Order; or

                                   (3)       contract with any Governmental
                                             Body;

                              or

                              (b)  granted by any Governmental Body.

Permitted Encumbrances:       (a)  The Liens described or referred to
                                   in Appendix 1.01 to Seller's Disclosure
                                   Letter; or

                              (b) Liens for current Taxes and assessments not
                                  yet due and payable, including, but not
                                  limited to, Liens for nondelinquent ad
                                  valorem Taxes, nondelinquent statutory Liens arising other than by reason of any default on the part of Seller.

Person: An individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or a Governmental Body.

Plan(s):                      As defined in Section 2.01(J).

Pollonais:                    Phillip A. Pollonais of San Fernando, Trinidad.

Post Closing Increased Rate:  As defined in Section 1.05(C).

Pre-Closing Inspection:       As defined in Section 1.14.

Purchase Price:               As defined in Section 1.03.

Purchaser:                    As defined in the opening paragraph of this
                              Agreement.

Purchaser Indemnitees:        As defined in Section 3.01(A).

Records:                      As defined in Section 1.02(A)(9).

Release: Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant).

Rig or Rigs:                  The drilling rigs and all of their associated
                              inventory, tools and equipment sold as part of the Assets and more particularly described in Section
                              1.02(A)(1) hereto.

Rig 1: Offshore platform drilling rig "Marine 1," described in Section 1.02(A)(1).

Rig 2: Jack up workover rig "Well Services Marine 2," described in Section 1.02(A)(1).

Rig 3: Offshore platform drilling rig "Marine 3," described in Section 1.02(A)(1).

Rig 16:                       Land drilling rig "Rig 16," described in Section
                              1.02(A)(1).

Rig 1 Increased Rate:         As defined in Section 1.16(A).

Rig 1 Increased Rate Period:  As defined in Section 1.16(A).

Rig 2 Increased Rate:         As defined in Section 1.16(B).

Rig 2 Increased Rate Period:  As defined in Section 1.16(B).

Rig Equipment:                As defined in Section 1.02(A)(2).

San Fernando Premises:        As defined in Section 1.07(E).

Scheduled Contracts:          As defined in Section 1.02(A)(8)(c).

Seller: As defined in the opening paragraph of this Agreement.

Seller Site:                  As defined in Section 2.01(P)(1).

Seller Indemnitees:           As defined in Section 3.01(B).

Seller's Disclosure Letter:   The disclosure letter delivered by Seller and
                              Owners to Purchaser on or before the Closing Date, which letter will be deemed to be incorporated into and a part of this Agreement.

Service(s):                   All oil and gas drilling services, engineering
                              services and other technical services.

Shore Base Facility:          Seller's office and warehouse located at Galeota,
                              Trinidad, which is rented from Petrotrin on a monthly basis.

Stock Portion:                As defined in Section 1.04.

Strict Liability:             As defined in Section 1.06(B)(1).

Sub-tenancy(ies):             As defined in Section 1.07(E).

Supplier Data:                All of Seller's lists and other supplier data
                              relating to the purchase of raw materials, utilities and other supplies used in connection with the Business.

Tax Obligations:              As defined in Section 1.06(B)(3).

Taxes:                        As defined in Section 1.06(B)(3).

Territory:                    As defined in Section 2.03(B).

Transaction(s):               The sale and purchase of the Assets, assignment
                              and assumption of certain liabilities, and performance of covenants, in each case as contemplated by this Agreement.

Trinidad:                     The Republic of Trinidad and Tobago, W.I.


Trinmar:                      Trinmar Limited.

U.S.:                         The United States of America.

Vehicles:                     As defined in Section 1.02(A)(4).

         1.02 AGREEMENT TO PURCHASE AND SELL. On and subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, or its successors and assigns, the drilling rigs, equipment, inventory, assets, rights, franchises and properties described in Section 1.02(A) below (all such drilling rigs, equipment, inventories, assets, rights, franchises and properties being herein sometimes collectively referred to as the "Assets" and individually referred to as an "Asset"), free and clear of all Liens other than Permitted Encumbrances; provided, however, that the Assets shall not include the Excluded Assets.

                 (A) Assets. Subject to Section 1.02(B), the Assets shall consist of all assets of the Business on the Closing Date described in the following clauses (1) through (13):

                          (1)     Drilling Rigs.  The following drilling rigs:

                                  1500 h.p. Gardner Denver 1100E modular
                                  offshore workover/drilling platform rig known as "Marine 1";

                                  100 foot self-propelled jack-up
                                  workboat/drilling rig, known as "Well
                                  Services Marine 2";

                                  3000 h.p. National 1625 VE modular offshore drilling platform rig, known as "Marine 3"; and

                                  2000 h.p. land drilling rig, known as
                                  "Rig 16";

together with all their respective drilling machinery and equipment (including, without limitation, floor tools and blow-out preventers), derricks, drawworks, engines, machinery, dynamic positioning systems and equipment, mooring systems and equipment, riser tensioner systems and equipment, tanks, boats, covers, anchors, chains, cables, tackle, rigging, apparel, furniture, computers and computer equipment, computer software, fittings and equipment, pumps and pumping equipment, spare components and parts, tools, drill pipe, drill collars, bunkers and lubricating oils, racking, supporting inventory and stores, living quarters located thereon and all other appurtenances thereto appertaining or belonging thereto, whether on board, on shore or on order, including, without limitation, that set forth in Exhibit 1.02(A)(1); excluding, however, equipment and stores owned by third-party suppliers (such as catering consumables, cement units or logging equipment) and equipment for which rental agreements are listed on Appendix 1.02(B) to Seller's Disclosure Letter (collectively, the "Rigs").

                          (2)     Rig Equipment.  The shore-based stocks owned
by Seller, wherever located, of all drilling machinery and equipment (including, without limitation, floor tools and blow-out preventers), engines, machinery, dynamic positioning systems and equipment, mooring systems and equipment, riser tensioner systems and equipment, boats, covers, anchors, chains, cables, tackle, rigging, apparel, furniture, computers, computer equipment and computer software, fittings and equipment, pumps and pumping equipment, spare components and parts, drill pipe, drill collars, racking, supporting inventory and stores (i) that are used or maintained in connection with the Business or (ii) to the extent not described in the preceding clause, that are required to be maintained by Seller under a Drilling Contract (as hereinafter defined), whether on shore or on order (collectively, "Rig Equipment"), as such Rig Equipment may be reduced through consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Rigs through the Closing Date.

                          (3)     Inventories.  All of Seller's inventories
wheresoever located insofar as any of the foregoing relates to the Business, including, without limitation, bunkers, lubricants, drawings, and other inventories (the "Inventories").

                          (4)     Vehicles.  All the automobiles, trucks,
trailers and other certificated vehicles described in Appendix 1.02(A)(4) to the Seller's Disclosure Letter (the "Vehicles").

                          (5)     General Equipment.  All of Seller's fixtures,
furniture, equipment (including, but not limited to, general office equipment in or at the San Fernando Premises), machinery, apparatus, appliances, vehicles, implements, spare parts, supplies, leasehold improvements and all other tangible personal property of every kind and description (other than the Vehicles) wheresoever located insofar as any of the foregoing relates to the Business (the "General Equipment"). The General Equipment includes, without limitation, all of the items listed in Appendix 1.02(A)(5) to the Seller's Disclosure Letter.

                          (6)     Permits.  All right, title and interest of
Seller in, to and under all Permits relating to the Business or all or any of the Assets, including, without limitation, those listed in Appendix 1.02(A)(6) to the Seller's Disclosure Letter.

                          (7)     Intangible Assets.  All right, title and
interest of Seller in, to and under all intellectual property, patents, trademarks, technology, know-how, data, copyrights, tradenames, servicemarks, licenses, covenants by others not to compete, rights and privileges used in the conduct of the Business and the right to recover for infringement thereon and all goodwill associated with the Business in connection with which the marks are used (the "Intangible Assets"). The Intangible Assets include, without limitation, all of the items listed in Appendix 1.02(A)(7) to the Seller's Disclosure Letter.

                          (8)     Scheduled Contracts.  All right, title and
interest of Seller in, to and under the benefits and burdens, subsequent to the Closing Date, of all right, title and interest of Seller in

                                  (a)      all drilling contracts or other
                                           charters or arrangements and any
                                           amendments thereto for the
                                           employment of the Rigs (the
                                           "Drilling Contracts") existing on
                                           the Closing Date, including, without
                                           limitation, the Drilling Contracts
                                           identified under the list of
                                           Scheduled Contracts (as hereinafter
                                           defined) existing on the Closing
                                           Date listed on Appendix 1.02(A)(8)
                                           of the Seller's Disclosure Letter;

                                  (b) that certain joint venture agreement between Seller and Cliffs Drilling Trinidad Limited dated March 18, 1996, as amended by First Amendment to Joint Venture Agreement dated April 1, 1996 and as further amended by Purchase and Sale and Joint Venture Amendment Agreement dated as of July 23, 1997; and

                                  (c)      all other contracts and agreements
                                           existing on the Closing Date to
                                           which Seller or any of its
                                           Subsidiaries is a party relating to
                                           the Rigs or the Business existing on
                                           the Closing Date, including, without
                                           limitation, all such other contracts
                                           identified under the list of
                                           contracts in Appendix 1.02(A)(8) to
                                           the Seller's Disclosure Letter ((a),
                                           (b) and (c) of this Section
                                           1.02(A)(8), collectively, the
                                           "Scheduled Contracts").

                          (9)     Books and Records.  All of Seller's books,
records, papers and instruments of whatever nature and wherever located that relate to the Business or the Assets or which are required or necessary in order for Purchaser to conduct the Business from and after the Effective Date in the manner in which it is presently being conducted, including, without limitation, plats, maps, surveys, magnetic tapes, data (however such data is stored), accounting and financial records, personnel and labor relations records, environmental records and reports, sales and property Tax records and returns, sales records, the Customer Data and the Supplier Data, but excluding income Tax records and returns and corporate minute book and stock records (collectively the "Records").

                          (10)    Insurance Proceeds, Etc.  All insurance
proceeds and insurance claims of Seller relating to all or any part of the Assets and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller is entitled to enforce with respect to the Assets against Seller's predecessors in title to the Assets.

                          (11)    Computers.  All right, title and interest of
Seller in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all intellectual property used by Seller in the operation of such computer equipment and hardware, including, without limitation, all software, all of Seller's rights under any licenses related to Seller's use, at any time, of such computer equipment, hardware or software, and all leases pursuant to which Seller leases any computer equipment, hardware or software; insofar and only insofar as any of the foregoing relates to the Business, including same in or at the San Fernando Premises.

                          (12)    Other Intangibles.  All right, title and
interest of Seller in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Business or the foregoing Assets.

                          (13)    Other Property.  All other or additional
privileges, rights, interests, properties and assets of Seller of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

                 (B) Excluded Assets. The Assets shall not include any of the assets of Seller, as of the Effective Date, set forth on Appendix 1.02(B) to the Seller's Disclosure Letter (collectively, the "Excluded Assets").

                 (C) Liabilities After Closing Date. Seller agrees to assign to Purchaser, and Purchaser agrees to assume, perform and discharge, all of the liabilities, duties and obligations of Seller which arise after the Closing Date under all Scheduled Contracts.

         1.03 PURCHASE PRICE. The purchase price for the Assets (the "Purchase Price") shall be:

                 (A) the sum of FORTY-SEVEN MILLION AND NO/100 DOLLARS ($47,000,000), exclusive of value added tax, minus,

                 (B) the amount of the Closing Adjustment, as hereinafter defined.

         1.04 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable to Seller as follows:

                 At the Closing, Purchaser shall deliver to Seller the following: (i) by check or wire transfer, in immediately available funds, the amount of TWENTY THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($23,500,000) of the Purchase Price, (ii) such number of shares of the common voting stock of Cliffs ($.01 par value per share) which is equal to the quotient obtained (and expressed in number of shares) by dividing $23,500,000 by the Five-Day Average for the five (5) days immediately preceding (but not including) the Closing Date ("Stock Portion"), less the Closing Adjustment, if any and (iii) by check or wire transfer, the amount of value added tax required by law on the amount of the Purchase Price, less the Closing Adjustment, if any, for payment by Seller to the appropriate Trinidadian Governmental Body.

                 Notwithstanding the foregoing, at the Closing Purchaser shall deliver to Seller a facsimile of the stock certificate from the stock transfer agent of Purchaser evidencing the Stock Portion of the Purchase Price (the "Stock Certificate") and Purchaser shall cause the Stock Certificate to be delivered to Seller by the stock transfer agent of Purchaser in a commercially reasonable time and manner.

         1.05 CLOSING ADJUSTMENT. The Closing Adjustment, if any, will be determined as follows (collectively, "Closing Adjustment"):

                 (A) Rig 1 Adjustment. If, prior to Closing, Seller has not obtained the Rig 1 Increased Rate set forth in Section 1.16(A), the Stock Portion of the Purchase Price shall be reduced at Closing by an amount of stock equal in value to the difference between (i) the sum of EIGHTEEN THOUSAND NINE HUNDRED FIFTY-NINE DOLLARS ($18, 959) per day being paid by Amoco for Rig 1 under the Current Contract ("Current Amoco Rate") during the Rig 1 Increased Rate Period (as defined in Section 1.16(A)) and (ii) the Rig 1 Increased Rate for Rig 1 during the Rig 1 Increased Rate Period.

                 (B) Rig 2 Adjustment. If, prior to Closing, Seller has not obtained the Rig 2 Increased Rate set forth in Section 1.16(B), the Stock Portion of the Purchase Price shall, in addition to any reduction set forth in
(A) above, be reduced by an amount of stock equal in value to the difference between (i) the sum of FIVE THOUSAND SEVEN HUNDRED TWENTY-FIVE DOLLARS ($5,725) per day being paid by Trinmar for Rig 2 under the Current Contract ("Current Trinmar Rate") during the Rig 2 Increased Rate Period (as defined in Section 1.16(B)) and (ii) the Rig 2 Increased Rate for Rig 2 during the Rig 2 Increased Rate Period.

                 (C) Post Closing Adjustments. If (i) at Closing, the Stock Portion payable by Purchaser to Seller is reduced as required by the provisions of either or both of (A) or (B) above and (ii) at anytime subsequent to the Closing, but during the term of the current Amoco contract for Rig 1 or the current Trinmar contract for Rig 2, as appropriate ("Current Contract(s)"), either or both of Amoco and Trinmar increase the day rate for Rig 1 payable to Purchaser during the Rig 1 Increased Rate Period or the day rate for Rig 2 during the Rig 2 Increased Rate Period, to a rate and on terms reasonably acceptable to Purchaser, in its sole discretion ("Post Closing Increased Rate"), Purchaser shall pay to Seller additional cash ("Additional Cash") as follows:

                          (1) With respect to Rig 1, Additional Cash in an amount equal to the difference between the Current Amoco Rate and the Post Closing Increased Rate for Rig 1, multiplied by the number of days which is the lesser of (a) the number of days in the Rig 1 Increased Rate Period or (b) the number of days from the date on which the Post Closing Increased Rate becomes effective until January 15, 1999.

                          (2) With respect to Rig 2, Additional Cash in an amount equal to the difference between the Current Trinmar Rate and the Post Closing Increased Rate for Rig 2, multiplied by the number of days which is the lesser of (a) the number of days in the Rig 2 Increased Rate Period or (b) the number of days from the day on which the Post Closing Increased Rate becomes effective until February 8, 1999.

provided, however, that for the purposes of (1) and (2) above, the total amount of any Additional Cash paid by Purchaser to Seller shall be adjusted to permit Purchaser to recover, on an amortized basis over the Agreed Amortization Period, Purchaser's good faith estimate of its losses and additional costs of and for (a) any reduced standby rates payable by Amoco or Trinmar, respectively, during any refurbishment work, plus (b) Purchaser's costs of upgrading Rig 1 and Rig 2; and provided, further, that Purchaser shall never be required to pay to Seller Additional Cash of an amount which exceeds a value (stated in Dollars) equal to the amount of the Closing Adjustment which was deducted from the Stock Portion of the Purchase Price at Closing.

                 (D)      Good Faith Estimate.  For the purposes of this
Section 1.05, Purchaser's "good faith estimate" shall be based on an appraisal carried out prior to Closing (unless otherwise agreed between the Parties) by DeHart, Hopkins & Rodriguez, of Houston, Texas, of all work required to be performed on Rig 1 and Rig 2, respectively, and shall be conclusive, absent manifest error.

                 (E) Post Closing Expenses for Classification of Rig 2. Seller and Owners agree to reimburse Purchaser for all reasonable and necessary expenses incurred or to be incurred by Purchaser to obtain an appropriate classification of Rig 2 by the American Bureau of Shipping ("ABS"), including but not limited to, expenses related to satisfaction of ABS survey recommendations and fees and expenses of ABS and any such reimbursement shall be made by Seller and Owners within thirty (30) days after submission by Purchaser of vouchers covering expenses for which Purchaser seeks reimbursement.

                 (F) Cooperation. Seller, Owners and Purchaser shall cooperate with each other and utilize their internal resources in a manner designed to minimize the fees and expenses of both Parties and their accountants with regard to the calculation of all Closing Adjustments.

         1.06    LIMITED ASSUMPTION OF LIABILITIES.

                 (A) Assumption. The sole liabilities assumed by Purchaser hereunder are:

                          (1)     the rights and obligations of Seller to
                                  perform;

                                  (a) the Scheduled Contracts specifically set forth in Appendix 1.02(A)(8) to the Seller's Disclosure Letter, as same may be amended from time to time, provided same are not in default as of the Closing Date; and

                                  (b)      the Sub-tenancy.

                 (B) EXCLUDED LIABILITIES. EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.06(A), PURCHASER DOES NOT ASSUME OR AGREE TO PAY, PERFORM OR DISCHARGE, AND SHALL NOT BE RESPONSIBLE FOR, ANY OTHER LIABILITIES OR OBLIGATIONS OF SELLER OR OWNERS, WHETHER ACCRUED, ABSOLUTE, CONTINGENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION LIABILITIES OR OBLIGATIONS BASED ON, ARISING OUT OF, OR IN CONNECTION WITH:

                          (1)     any defects in Services rendered by Seller or
any express or implied warranty relating to such Services or any damage to property, death or personal injury ("Strict Liability") arising out of any Service rendered by Seller in respect of the Business prior to the Closing Date;

                          (2)     defective performance of any Scheduled
Contract by Seller or any express or implied warranty with respect to such performance or Seller's defaults under any Scheduled Lease prior to the Closing Date;

                          (3)     any federal, state, local or foreign income,
sales, real or personal property, transfer, valued added (except for value added taxes resulting from the sale of the Assets contemplated hereby which shall be paid by Purchaser), or other taxes, assessments, fees, levies, imposts, duties, stamp duties, transfer taxes, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation (collectively, "Taxes") which are attributable or relating to the Assets or the Business of Seller for any periods ending on or before the Closing Date, or which may be applicable because of Seller's sale of the Rigs, Equipment, Business or any of the Assets to Purchaser (collectively, "Tax Obligations");

                          (4)     any claims by any of Seller's directors,
officers, employees or shareholders relating to this Agreement or its performance or consummation, or any claims by any of them relating to or arising out of

                                  (a) their employment (including, without limitation, any modification or termination thereof) by Seller;

                                  (b)      any employment contract; or

                                  (c)      any pension or other benefit
                                           liabilities of Seller.

                          (5)     any claims or conditions arising under or
relating to Environmental Laws or similar legal requirements attributable or relating to the Assets (including, without limitation, the operation thereof) or the Business of Seller; or

                          (6)     any unlicensed or other unauthorized use by
Seller of any patented or unpatented invention, trade secret, copyright, trademark or other industrial property right.

                 (C) Third Party Disputes. The assumption and agreement by Purchaser to pay, perform and discharge, as the case may be, the Assumed Obligations shall not prohibit Purchaser from contesting with a third party in good faith the amount, validity or enforceability of any of the Assumed Obligations.

                 (D) 1997 Property Taxes. Seller and Purchaser shall each pay its respective pro rata portion of all 1997 property or similar Taxes under any Rig, other property or lease included in the Assets. Except as provided in
Section 1.06(A) hereof, Purchaser shall have no other liability for Taxes payable by Seller (including income Taxes) relating to the operations or Business of Seller or the Transactions contemplated hereunder.

         1.07. INSTRUMENTS OF TRANSFER; CLOSING DELIVERIES; FURTHER ASSURANCES. In order to consummate the Transactions contemplated hereby, simultaneously with the execution of this Agreement, the following executed documents should be delivered and other events listed below occur, as applicable ("Closing Deliveries")

                 (A)      Seller's Disclosure Letter;

                 (B) A General Conveyance, Transfer, Bill of Sale and Assignment and Assumption Agreement, in the form attached as Exhibit 1.07(B) hereto ("General Conveyance, Transfer and Assignment"), covering all of the Assets;

                 (C)      With respect to Rig 2, the following:

                          (1)     executed and notarized Bill of Sale (in
triplicate) suitable for recordation in Trinidad, or such other jurisdiction as Purchaser may reasonably request prior to Closing, warranting title to Rig 2 and transferring title to Purchaser free and clear of all Liens, debts, and encumbrances as of the Closing Date;

                          (2)     the most recent confirmation of Rig 2's class
evidencing condition of class as of such last effective date (ABS), any Request For Classification Survey and Agreements, survey reports for classification of the Rig and status of satisfaction of recommendations of the surveyor;

                          (3)     a copy of the most recent Hull Certificate as
of such last effective date; and

                          (4)     a copy of the most recent Load Line
Certificate as of such last effective date.

                 (D)      With respect to all of the Rigs, the following:

                          (1)     a Protocol of Delivery and Acceptance,
stating the date, time and place of delivery and acceptance of each of the Rigs;

                          (2)     a Commercial Invoice for each Rig, stamped
"PAID";

                          (3)     the most recent Rig Inspection Certificate;

                          (4)     the most recent Crane Inspection Certificate;

                          (5)     a copy of each Rig's radio license; and

                          (6)     any other certificates or any other authority
in Seller's possession relevant to Rigs of these types and instruction for operation in waters where such Rigs have been operating during the last three
(3) years.

                 (E) (1) a lease from Seller of sufficient office space acceptable to Purchaser in Seller's office building in San Fernando, Trinidad to operate the Business for a period of four (4) years commencing on the Closing Date, free of rent to Purchaser but Purchaser to pay its own direct expenses plus an agreed allocated portion of utility and other maintenance costs for such space; and (2) a sub-tenancy from Seller of all, or a portion acceptable to Purchaser, of the Shore Base Facility, at a rent and on terms identical to Seller's obligations under its tenancy with the landlord thereof (individually or collectively, the "San Fernando Premises"), with each lease and sub-tenancy consented to by the respective landlords, if necessary, ("Sub-tenancy" or "Sub-tenancies");

                 (F) The opinion of Seller's counsel, dated the Closing Date, in the form of Exhibit 1.07(F);

                 (G)      All Scheduled Contracts;

                 (H) Seller and Purchaser shall each deliver to the other a certificate of its respective Boards of Directors of each such Party authorizing this Transaction;

                 (I)      The executed Amoco and Trinmar consents referenced in
Section 1.09(E) below;

                 (J) In addition, each Party shall deliver to the other all documents, instruments and certificates required to be delivered by such Party pursuant to the terms of this Agreement;

                 (K) A Registration Rights Agreement duly executed by each of Seller, Owners and Cliffs, in a form which complies with United States securities laws, covering the shares of Cliffs stock issued to Seller, or Owners, as the Stock Portion of the Purchase Price; and

                 (L) Simultaneously with the execution of this Agreement, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser

                          (1)     such other instruments of transfer as shall
be reasonably necessary or appropriate to vest in Purchaser good and marketable title to the Rigs and other Assets free and clear of all Liens, other than Permitted Encumbrances, and to comply with the purposes and intent of this Agreement; and

                          (2)     such other instruments as shall be reasonably
necessary or appropriate to evidence the assignment by Seller and assumption by Purchaser of the Scheduled Contracts and certain other liabilities to the extent provided for in Section 1.06(A).

         1.08 VALUE ASSIGNED TO THE ASSETS. Simultaneously with the execution of this Agreement, Purchaser and Seller shall agree on the proportion of the consideration to be allocated to each of the Rigs and other Assets purchased pursuant to this Agreement as shall have been proposed by Purchaser and reasonably approved by Seller, as set forth in Exhibit 1.08 to this Agreement, and Purchaser and Seller agree that they shall not thereafter take any position or action inconsistent with such allocation in the filing of any federal income Tax returns.

         1.09 CONDITIONS PRECEDENT TO CLOSING. Seller's and Purchaser's obligation to deliver the Assets and Purchase Price, respectively, and Close this Transaction on or before December 31, 1997, (the "Closing Date") is subject to the satisfaction of the following conditions:

                 (A) Performance of Representations and Warranties. Each of Seller and Purchaser shall have performed and complied with all terms of this Agreement required to be performed or complied with by it on or before the Closing, and all of the representations and warranties made by each of Seller and Purchaser under this Agreement shall be true and correct in all material respects on and as of the Closing Date;

                 (B) No Suit or Action. No suit, action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) which might restrain, prohibit or invalidate the Transaction contemplated by this Agreement other than an action or proceeding instituted or threatened by one of the Parties hereto or any of their Affiliates against the other;

                 (C) Closing Deliveries. Each Party shall have delivered to the other, and otherwise complied with, all of the Closing Deliveries required of it;

                 (D) Board Approval. The Board of Directors of each of Seller and Purchaser shall have approved of the execution of this Agreement and all other documents and Transactions contemplated hereby;

                 (E) Operator Consents. Seller shall have received an executed consent (a) from Amoco agreeing to the assignment to Purchaser of the two drilling contracts for Rig 1 and Rig 3 and (b) from Trinmar agreeing to the assignment to Purchaser of the drilling contract for Rig 2; and

                 (F) Disclosure Letter. Purchaser shall have received, and be satisfied with all of the disclosures and matters set forth in Seller's Disclosure Letter, which has been duly executed by Seller and Owners.

         1.10    TERMINATION.

                 (A) This Agreement, may, by written notice given at or prior to Closing in the manner herein provided, be terminated or abandoned:

                          (1)     by either (a) Seller or (b) Purchaser, in the
event that the Closing shall not have occurred on or before February 1, 1998;

                          (2)     by Purchaser, if (a) a material default or
breach shall be made by any Seller with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the correctness of, or due compliance with, any of its representations and warranties contained in Section 2.01 hereof or in the Seller's Disclosure Letter, and such default cannot be cured and has not been waived by Purchaser, (b) the occurrence of an event which has, or could with the lapse of time cause, a Material Adverse Effect on the Business, Rigs or Assets; (c) Purchaser is not reasonably satisfied with any of the disclosures or matters set forth in Seller's Disclosure Letter; or (d) a loss event described in Sections 1.13(B) and (C) below occurs.

                          (3)     by Seller, if a material default or breach
shall be made by Purchaser with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the correctness of, or due complaint with any of its representations and warranties contained in Section 2.02 hereof, and such default cannot be cured and has not been waived by Seller.

                 (B)      In the event this Agreement is terminated pursuant to
Section 1.10(A), all further obligations of the Parties hereunder shall terminate, except that the obligations set forth in Sections 4.03, 4.07 and
4.08 shall survive; provided, however, that if this Agreement is so terminated by one Party because one or more of the conditions to such Party's obligations under this Agreement is not satisfied, it is expressly agreed and understood that the terminating Party's right to pursue all legal remedies for breach of contract and damages shall also survive such termination unimpaired. In the event of a conflict, the provisions in this Section 1.10(B) shall prevail over any other provision to the contrary contained elsewhere in this Agreement.

         1.11    CLOSING.

                 The Closing shall occur on the Closing Date at the offices of Seller in San Fernando, Trinidad with transfer of title to and possession of each Rig taking place on board such Rig, as certified by Seller's and Purchaser's representatives on the executed Protocol of Delivery and Acceptance, or at such other time and place as the Parties may agree in writing.

         1.12 CONDITION OF THE RIGS; SPARES; FEES. On delivery at the Closing, the Rigs and their equipment will be delivered to Purchaser in the same repair and condition existing as of the Inspection Date, fair wear and tear excepted ("Delivery Condition"). Purchaser may, at its sole cost, risk, and expense, from time to time further inspect the Rigs at their present location to determine their condition. Except for warranty as to title and Delivery Condition, SELLER DISCLAIMS AS TO THE RIGS ANY EXPRESS OR IMPLIED WARRANTIES, WHETHER AS TO SEAWORTHINESS, MERCHANTABILITY OR OTHERWISE, THE RIGS AND THEIR EQUIPMENT AND SPARES BEING SOLD "AS IS" AND "WHERE IS." Seller shall deliver and transfer to Purchaser all bunkers and lubricating and hydraulic oils on board the Rigs at the Closing Date. Any notarial and/or consular taxes, other charges or expenses connected with the purchase and registration under Purchaser's flag of Rig 2 shall be for Purchaser's account. Any notarial and/or consular taxes, other charges, or expenses connected with registration of Rig 2, the Bill of Sale and with the closing of Seller's registry for Rig 2 shall be for Purchaser's account.

         1.13    RISK OF LOSS; RIG LOSS.

                 (A) Risk of Loss. The Assets shall be at Seller's sole risk of loss and expense until delivery to and acceptance by the Purchaser at Closing, at which time such risk of loss shall pass to Purchaser.

                 (B) Loss of a Rig or Equipment. Prior to delivery to and acceptance by Purchaser at Closing, should (1) any Rig become a total or constructive total loss, or (2) any Rig or Equipment suffer loss (whether stolen, missing or otherwise) or damage and such loss, damage or missing Equipment should amount to less than a total or constructive total loss but the value of the loss, damaged or missing portions should exceed $1,000,000 (as appraised by an independent ABS inspector chosen by Purchaser), Seller shall have the option of either (a) terminating this Agreement, unless the loss is to Rig 16, and proceeding in the manner set forth in subsection (C) below, or (b) proceeding with the Closing and following the procedures set forth in subsection (D) below.

                 (C) Termination Election. If Purchaser elects to terminate this contract under the loss provisions in (B) above, Purchaser shall so notify Seller in writing at or prior to Closing.

                 (D) Election to Close. If Purchaser elects the option to close the Transaction despite a loss event set forth in (B) or (C) above, the Closing shall take place on the Closing Date and either (1) the Purchase Price shall be reduced by the value allocated to such Rig and its Equipment as set forth in Appendix 1.13(D) to this Agreement, in which event all insurance proceeds when collected shall belong to Seller, or (2) the Purchase Price shall not be reduced and Purchaser shall be entitled to collect and retain all insurance proceeds for such loss to the Rig. If Purchaser elects this option, Seller and Purchaser shall, on or before Closing, execute an agreement ("Insurance Loss Proceeds Agreement") setting forth the procedures for collecting such proceeds and with such other terms as are mutually agreeable to the Parties.

                 (E) Insurance. Until the Closing, Seller agrees to keep the Rigs, their Equipment and all other Assets insured for their full insurable value for such risks and in such amounts as set forth in Appendix 2.01(E) to Seller's Disclosure Letter. Purchaser shall, to the fullest extent possible, be named as an additional insured under all such insurance policies required to be maintained by Seller. Purchaser and Seller agree that Purchaser has an insurable interest in the Rigs and Assets to the extent of its costs and expenses in connection with this Agreement (including, but not limited to, its inspection costs and reasonable attorneys' and accountant's fees plus all costs of Purchaser in preparation for taking delivery of the Rigs and Assets.

                 (F) Rig 16. If Rig 16 or any of its Equipment suffers a loss event set forth in (B) above, the Closing shall take place and the Purchase Price shall be reduced by the value allocated to Rig 16 in Appendix 1.13(D) attached hereto, with Purchaser having no option to terminate the Agreement.

         1.14 PRE-CLOSING INSPECTION. Immediately prior to the Closing, Seller's and Purchaser's representatives may, at Purchaser's option, meet on board the respective Rigs and at each San Fernando Premises in order to conduct a joint inspection of the Rigs, Equipment and Assets ("Pre-Closing Inspection"). Seller and Purchaser shall each bear their own costs and expenses of the Pre-Closing Inspection.

         1.15 OTHER LOSS OR DAMAGE. If the Pre-Closing Inspection reveals that any Rig or Equipment is damaged or any parts thereof are missing, which loss or damage does not amount to a total or constructive total loss of such Rig or Equipment, but the Rig at Closing is not in the Delivery Condition and costs of repair or replacement does not exceed $1,000,000 in the aggregate, the Closing shall take place and Purchaser at its option may either reduce the Purchase Price by the amount of the loss, in which event all insurance proceeds recovered by Seller or Purchaser as a result of such loss shall belong to Seller, or elect to pay the full Purchase Price at Closing and retain any insurance proceeds.


         1.16 PRE-CLOSING SELLER OBLIGATIONS. Prior to Closing, Seller shall have obtained the following with respect to the Rigs:

                 (A) With respect to Rig 1, Seller shall have executed a new or amended contract with Amoco which, among other things, increases the day rate for Rig 1, for the period commencing no later than June 1, 1998 and ending on the termination date of the Current Contract, January 15, 1999 (the "Rig 1 Increased Rate Period"), to an amount equal to at least the sum of (i) $25,000 per day plus (ii) an amount per day which is sufficient to amortize over a period, equal to the lesser of (a) thirty-six (36) months or (b) the number of months, or any part thereof, during the Rig 1 Increased Rate Period (the lesser of (a) or (b) herein called the "Agreed Amortization Period"), of the sum of the following ("Rig 1 Increased Rate"):

                          (1)     100% of the costs of upgrading and
                                  refurbishing Rig 1; plus

                          (2) an amount per day equal to $25,000 less the actual day rate, if any, to be received by the Purchaser during any period of downtime to Rig 1 while such upgrades and refurbishments to Rig 1 are being carried out.

                 Purchaser, at its own cost and expense, shall carry out all upgrades and refurbishments to Rig 1 required by Amoco in order to obtain such Rig 1 Increased Rate.

                 (B) With respect to Rig 2, Seller shall have (i) executed with Trinmar a new or amended contract which, among other things, increases the day rate for Rig 2 to $9,725 per day ("Rig 2 Increased Rate") commencing on January 1, 1998 and ending on termination of the Current Contract, February 8, 1999, ("Rig 2 Increased Rate Period") and (ii), at Seller's own cost and expense, completed all upgrades and refurbishments to Rig 2 necessary to obtain the increased day rate from Trinmar.

                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES;  RESTRICTIVE COVENANTS

         2.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, Brash and Pollonais, each jointly and severally represent and warrant to Purchaser that the following are true and correct on and as of the Effective Date and will, as of the Closing Date, be true and correct in all respects:

                 (A) Organization and Good Standing of Seller. Seller is a private company duly organized, validly existing and in good standing under the laws of the Republic of Trinidad and Tobago and is qualified to transact business and is in good standing as a foreign company in the jurisdictions (which are listed in Appendix 2.01(A) to Seller's Disclosure Letter) where it is required to qualify in order to conduct its business as presently conducted. Seller has the power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted. Seller has heretofore delivered to Purchaser complete and correct copies of its Memorandum and Articles of Association, as amended and in effect on the date hereof.

                 (B)      Consents, Authorizations and Binding Effect.

                          (1)     No Consents Required.  Seller may execute,
deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which it is a party) without the necessity of Seller obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices:

                                  (a)      which have been obtained and are
                                           unconditional and are in full force
                                           and effect and such notices which
                                           have been given; or

                                  (b)      which are described on Appendix
                                           2.01(B) to Seller's Disclosure
                                           Letter.

                          (2)     Corporate Power.  Seller has the corporate
power to enter into this Agreement and to carry out its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

                          (3)     Execution.  The execution, delivery and
performance of this Agreement by Seller does not and will not:

                                  (a)      constitute a violation of its
                                           Memorandum and Articles of
                                           Association, as same may have been
                                           amended;

                                  (b)      result in any Lien against the
                                           Assets;

                                  (c)      constitute a violation of any
                                           statute, judgment, Order, decree or
                                           regulation or rule of any
                                           Governmental Body applicable or
                                           relating to Seller or the Assets or
                                           the Business of Seller; or

                                  (d)      conflict with, or constitute a
                                           breach or default under, or give
                                           rise to any right of termination,
                                           cancellation or acceleration under,
                                           any term or provision of any
                                           contract, agreement, lease,
                                           mortgage, deed of trust, commitment,
                                           license, franchise, Permit,
                                           authorization or any other
                                           instrument or obligation to which
                                           Seller is a party or by which their
                                           respective assets are bound, or an
                                           event which with notice, lapse of
                                           time, or both, would result in any
                                           such conflict, breach, default or
                                           right, except as provided in
                                           Appendix 1.02(A)(6) to Seller's
                                           Disclosure Letter.

                          (4)     Authorization.  Without limiting the
foregoing, the execution, delivery and performance of the Operative Documents, and consummation of the Transactions contemplated thereby, have been duly authorized and approved by the Board of Directors and Shareholders of Seller without dissent.

                 (C) Liabilities. Seller has no liabilities affecting the Business other than those disclosed on Appendix 2.01(C) to Seller's Disclosure Letter, which liabilities are specifically not assumed by Purchaser.

                 (D)      Title and Condition of Assets.

                          (1)     Title.  Seller has, and will at Closing have,
good and marketable title to the real property leasehold and tangible and intangible personal property owned by it that comprise the Rigs and other Assets, free and clear of Liens, other than:

                                  (a)      Permitted Encumbrances; or

                                  (b)      Liens which will be released or
                                           discharged at or prior to the
                                           Effective Date.

                          (2)     Improvements.  No improvement or structure on
any real property leased by Seller encroaches on any adjacent property. No improvement or structure on any real property leased by Seller has been damaged by any casualty or act of God, or been subject to any condemnation proceedings.

                          (3)     Asset Condition.

                                  (a)      At Delivery.  The Rigs and tangible
                                           Assets are, and will at Closing be:

                                        (i)     in the Delivery Condition,
                                                  subject to ordinary wear and
                                                  tear, and have been
                                                  maintained in accordance with
                                                  standard industry practice;

                                        (ii)    capable of being used in the
                                                  Business as presently being
                                                  conducted without present
                                                  need for repair or
                                                  replacement except in the
                                                  ordinary course of business;
                                                  and

                                        (iii)   in conformance in all respects
                                                  with all applicable legal
                                                  requirements.

                                  (b)      As Is/Where Is.  EXCEPT FOR THE
                                           SPECIFIC WARRANTY OF TITLE, THE
                                           WARRANTY AS TO DELIVERY CONDITION
                                           GIVEN HEREIN AND THE WARRANTIES SET
                                           FORTH IN (a)(ii) AND (iii) ABOVE,
                                           AND SUBJECT TO THE EXCLUDED
                                           LIABILITIES SET FORTH IN SECTION
                                           1.06(B) ABOVE, THE RIGS, EQUIPMENT
                                           AND OTHER ASSETS SOLD HEREBY ARE
                                           SOLD BY SELLER AS IS/WHERE IS AT
                                           THEIR PRESENT LOCATION AND SELLER
                                           DISCLAIMS ANY EXPRESS OR IMPLIED
                                           WARRANTIES (UNLESS OTHERWISE STATED
                                           HEREIN), WHETHER AS TO
                                           SEAWORTHINESS, MERCHANTABILITY OR
                                           OTHERWISE.

                                  (c)      Leased Assets.  All real and
                                           tangible personal property held by
                                           Seller under lease or as a tenant is
                                           held under a valid and binding lease
                                           or rental agreement that is in full
                                           force and effect, except that the
                                           Shore Base Facility is rented on a
                                           monthly basis and has no current
                                           written lease or rental agreement.
                                           Seller is not in default, and no
                                           notice of alleged default has been
                                           received by Seller, under any such
                                           lease or monthly tenancy and no
                                           landlord is in default or alleged to
                                           be in default thereunder.  None of
                                           the rights of Seller under any
                                           tenancy will be impaired by the
                                           consummation of the Transactions
                                           contemplated by this Agreement,
                                           assuming that the consent of the
                                           landlord to the assignment of each
                                           tenancy described on Appendix 2.01(B)
                                           to Seller's Disclosure Letter is
                                           obtained.

                                  (d)      Assets Being Sold.  The Assets
                                           constitute all Rigs, Equipment,
                                           material Assets and properties,
                                           real, personal, tangible and
                                           intangible, that are necessary for
                                           the continued conduct of the
                                           Business as presently being
                                           conducted.

                 (E) Insurance. Appendix 2.01(E) to Seller's Disclosure Letter contains a list of all policies of insurance maintained as of the date of this Agreement by Seller in respect of the Business and Assets of Seller, including, without limitation, insurance providing benefits for employees working in the Business in effect as of the Effective Date. The insurance policies set forth on Appendix 2.01(E) to Seller's Disclosure Letter provide adequate coverage against the foreseeable risks involved in the Business and Operation of the Assets. Seller has not received notice from any insurance carrier of the intention of such carrier to discontinue any insurance coverage afforded to Seller in connection with the Business or Assets.

                 (F) Litigation and Compliance With Laws, Etc. There are no claims, actions, suits or proceedings, whether in equity or at law, or governmental or administrative investigations pending or, to the knowledge of any Seller, threatened against Seller affecting the Business, the Rigs or any Asset except as described on Appendix 2.01(F) to Seller's Disclosure Letter, or as may arise with respect to any of the matters described thereon. Except as described on Appendix 2.01(F) to Seller's Disclosure Letter, as of the Effective Date,

                          (1)     Seller has conducted for the past five years
and does conduct its Business and operations in compliance with, and is not in default or violation in any respect under, any law, regulation, writ, injunction, decree or other Order applicable to Seller or its Assets, including, without limitation, all safety and health, antitrust, consumer protection, labor, equal opportunity or discrimination laws, rules and regulations;

                          (2)     there are no judgments outstanding and
unsatisfied against Seller, Owners or the Assets; and

                          (3)     there is no basis for any claim against or
liability of Seller on account of any Service warranties or defective work performed on any of the Rigs or with respect to the provisions of drilling services generally (other than minor claims arising in the usual and ordinary course of business which may be satisfied at nominal cost to Seller).

                 (G) Taxes. Seller has duly filed when due, including any extensions, all Tax reports and returns in connection with and in respect of Seller's Business, the Rigs, Assets and Affected Employees, and has timely paid and discharged all Tax Obligations shown thereon. Seller has made available to Purchaser, to the extent requested by Purchaser, all Tax reports and returns of Seller for all periods ending prior to the date hereof. There are no Tax Liens upon, pending against or, to the knowledge of any Seller, threatened against any Rig or other Asset. Consummation of the Transactions herein contemplated will not result in the imposition or creation of any Tax Obligations on any Rig or other Asset.

                 (H) Intangible Assets. Appendix 2.01(H) to Seller's Disclosure Letter sets forth

                          (1)     all patents, patent applications, trademarks,
trademark registrations, applications for trademark registrations, trade names and copyrights which Seller owns or in which Seller has any proprietary interest, or which are used in any way in, or are necessary for the conduct of the Business; and

                          (2)     all license agreements with respect to any of
the foregoing as to which Seller is licensor or licensee.

                 There are no pending or, to the knowledge of Seller, threatened infringement claims against Seller, Owners or by any Person with respect to any of the items listed on Appendix 2.01(H) to Seller's Disclosure Letter, nor has any such item been declared invalid or been limited by any court or agreement. The Intangible Assets will afford Purchaser at all times after the Effective Date the rights to use all technology, proprietary information, know-how or patented ideas, designs, inventions, trademarks, copyrights, tradenames and servicemarks owned by Seller or others necessary for the conduct of the Business as presently being conducted. The use of the Intangible Assets will not and, the conduct of the Business as presently conducted does not, infringe on the rights of any other Person.

                 (I) Instruments in Full Force and Effect; Possession under Leases. The Scheduled Contracts, and other commitments, agreements and obligations (including, without limitation, licenses, royalties, assignments and similar agreements with respect to the Intangible Assets) constituting a part of the Assets ("Instruments") are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect except as disclosed on Appendix 2.01(I) to Seller's Disclosure Letter, and upon assignment and assumption, with applicable consents if necessary, will be enforceable by Purchaser in accordance with their respective terms. There are no defaults by Seller thereunder, and Seller knows of no defaults thereunder by any other party thereto, and no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a violation thereof or a default thereunder. None of the rights under the Instruments will be impaired by the consummation of the Transactions contemplated by this Agreement, and all such rights will enure to and be enforceable by Purchaser after the Effective Date without the authorization, consent, approval, permit or licenses of, or filing with, any other Person. Seller enjoys peaceful and undisturbed possession of the Shore Base Facility and the San Fernando Premises.

                 (J) Employee Plans and Agreements. As of the Closing, all pension plans, profit sharing plans, retirement, bonus, life, medical health and insurance plans, or other similar plans ("Plans") with respect to Affected Employees shall have been terminated. With respect to any Affected Employee, neither Seller, Owners, nor any Affiliate of Seller or Owners is currently under review or investigation by the Republic of Trinidad and Tobago Board of Inland Revenue, Department of Labor or any other Governmental Body, and all such Plans have been maintained in compliance in all material respects with all applicable provisions of all applicable statutes, rules or regulations.

                 (K)      Labor and Employee Relations.

                          (1)     No Collective Bargaining Agreement.  Except
as listed in Appendix 2.01(K) to Seller's Disclosure Letter, there exists no collective bargaining agreement or other labor union contract applicable to any Affected Employee or any other employee of Seller engaged in the Business and no such agreement or contract has been requested by any employee or group of employees of Seller, nor has there been any discussion with respect thereto by management of Seller with any employee of Seller. Seller has not received any written notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof, nor are there any current union representation claims involving any of the Affected Employees or other employees of Seller engaged in the Business. Further, Seller is not aware of any such threatened charges or claims.

                          (2)     No Unions.  Except as set forth in Appendix
2.01(K) to Seller's Disclosure Letter, Seller is not aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of Affected Employees of Seller. There is not currently pending, with regard to any of its facilities, any proceeding before the Trinidad National Labor Relations Board wherein any labor organization is seeking representation of any employees of Seller involved in the Business. Except as set forth in Appendix 2.01(K) to Seller's Disclosure Letter, Seller is not aware of any strikes, work stoppages, work slowdowns or lockouts, nor of any threats thereof, by or with respect to any of the Employees of Seller involved in the Business.

                          (3)     No Pending Grievances.  Except as set forth
in Appendix 2.01(K) to Seller's Disclosure Letter, there are no pending grievances filed by Affected Employees of Seller within any collective bargaining unit or by representatives of Affected Employees within any collective bargaining unit. Further, there are no arbitration decisions, settlement agreements, injunctions, consent decrees or conciliation agreements which affect the operation of the Business other than those specifically listed in Appendix 2.01(K) to Seller's Disclosure Letter.

                          (4)     No Litigation.  Except as set forth in
Appendix 2.01(K) to Seller's Disclosure Letter, there exists, with respect to the Affected Employees:

                                  (a)      no charge of discrimination or
                                           lawsuit involving any alleged
                                           violation of any fair employment
                                           law, wage payment law,
                                           occupational safety and health law;

                                  (b)      no threatened or pending litigation
                                           arising out of any employment
                                           relationship, or other
                                           employment-related law, whether
                                           federal, state or local; and

                                  (c)      no threatened or pending litigation
                                           arising out of any employment
                                           relationship, presently threatened
                                           or pending, by any applicant,
                                           employee or former employee of
                                           Seller or any representative of any
                                           such Person or Persons.  No charge
                                           or claim involving any of the
                                           facilities or employees of Seller is
                                           pending before any administrative
                                           agency, local, state or federal, and
                                           no lawsuit involving any of such
                                           facilities or employees is pending
                                           with respect to equal employment
                                           opportunity, age discrimination,
                                           occupational safety, or any other
                                           form of alleged employment practice
                                           or unfair labor practice.

                          (5)     Affected Employees.  Seller and Owners
acknowledge that the Affected Employees listed on Appendix 4.15(B) may be employed after Closing by Purchaser.

                          (6)     Responsibility for Grievances.  Seller and
Owners shall each be solely responsible for all grievances, arbitrations, claims, demands, or charges of any nature whatsoever including, but not limited to, any such grievances, arbitrations, claims, demands, or charges whether now known or not yet made by any Affected Employee or other employees, bargaining agents, or governmental agencies, which result from or arise out of any event occurring prior to the Closing Date; AND SELLER AND EACH OWNER JOINTLY AND SEVERALLY AGREE TO HOLD HARMLESS AND INDEMNIFY PURCHASER FOR ALL SUCH CLAIMS, IF ANY, ASSERTED AGAINST PURCHASER, ITS OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS OR ASSIGNS.

                 (L) Absence of Certain Changes, Etc. Except as disclosed on Appendix 2.01(L) to Seller's Disclosure Letter, since the Inspection Date, there has been, and will at Closing be, no Material Adverse Effect to the Business, Rigs, Equipment or Assets of Seller.

                 (M) Material Contracts, Etc. Seller has heretofore delivered, or made available to Purchaser or its counsel, complete copies of all Scheduled Contracts, agreements and instruments listed on Appendix 1.02(A)(8) to Seller's Disclosure Letter. There are no existing defaults by Seller, or to the knowledge of any Seller, or other parties, under any of the contracts, leases, agreements and instruments listed on Appendix 2.01(N) to Seller's Disclosure Letter.

                 (N)      Non-Competition Agreements.   Except as set forth in
Appendix 2.01(N) to Seller's Disclosure Letter, Seller is not a party to any agreement, contract or covenant limiting the freedom of Seller, or any purchaser of the Assets from Seller, from competing in any line of business, or with any Person in any geographic area.

                 (O)      Licenses and Permits.

                          (1)     Seller possesses all of the Permits that are
material in connection with the ownership and conduct of the Business, as listed in Appendix 1.02(A)(6) to Seller's Disclosure Letter, copies of which have been delivered to Purchaser. Such Permits constitute all the Permits necessary for Seller to conduct the Business as now being conducted and to own, operate, maintain and use the Rigs and other Assets in the manner in which they are now being operated, maintained and used. Each of such Permits and Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Seller.

                          (2)     Seller is in compliance, in all material
respects, with the terms of such Permits and none of such Permits have been, or to the knowledge of Seller, are threatened to be, revoked, canceled, suspended or modified.

                          (3)     Seller shall use its best efforts in
assisting the Purchaser to obtain the consents of all third parties and Governmental Bodies necessary for the grant of all Permits necessary to carry on the Business.

                 (P) Environmental Matters. Without in any manner limiting any other representations and warranties set forth in this Agreement, except as set forth in Appendix 2.01(P) to Seller's Disclosure Letter

                          (1)     No Violations of Law.  Neither Seller, nor
any real property or facility presently leased, used, maintained or operated by Seller in connection with the Rigs or the Business ("Seller Site"), nor any of the other Assets is in violation of, or has violated, or has been, or is in non-compliance with, any Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of business related to, Seller, any Seller Site or any of the other Assets of Seller; and

                          (2)     General.  Without in any manner limiting the
generality of (1) above, with respect to the Business

                                  (a)      except in accordance with
                                           Environmental Laws (including,
                                           without limitation, the obtaining of
                                           necessary Permits), no Materials of
                                           Environmental Concern (as defined
                                           below) have been used, generated,
                                           manufactured, stored or treated, or
                                           disposed of, landfilled or in any
                                           other way Released (and no Release
                                           is threatened), on, under or about
                                           any Seller Site or transported to or
                                           from any Seller Site, and to the
                                           knowledge of any Seller, no
                                           Materials of Environmental Concern
                                           have been generated, manufactured,
                                           stored or
                                           treated or disposed of, landfilled or
                                           in any other way Released (and no
                                           Release is threatened), on, under,
                                           about or from any property adjacent
                                           to any Seller Site;

                                  (b)      Seller is not now, and it will not
                                           be in the future, as a result of the
                                           operation or condition of its
                                           Business or Assets prior to or on
                                           the Effective Date, subject to any

                                           (i)    contingent liability in
                                                  connection with any Release
                                                  or threatened Release of any
                                                  Material of Environmental
                                                  Concern into the environment
                                                  whether on or off a Seller
                                                  Site; or

                                           (ii)   reclamation or remediation
                                                  requirements under
                                                  Environmental Laws, or any
                                                  reporting requirements
                                                  related thereto;

                                  (c) The Assets being sold hereby include all environmental and pollution control equipment necessary for compliance with all Environmental Laws (including, without limitation, all applicable Permits) and operation of Seller's Business as it is presently conducted;

                                  (d)      no Materials of Environmental
                                           Concern have been incorporated into
                                           any of the Assets;

                                  (e)      there are no underground storage
                                           tanks, pits, sumps or impondments
                                           (as defined under Environmental
                                           Laws) located under any Seller Site;

                                  (f)      Seller has not received any notices
                                           of any Release or threatened Release
                                           of Materials of Environmental
                                           Concern, or of any violation of,
                                           noncompliance with, or remedial
                                           obligation under, Environmental Laws
                                           relating to the ownership, use,
                                           maintenance, operation of, or
                                           conduct of business related to, any
                                           Seller Site, the rigs  or Assets of
                                           Seller, nor is there any basis for
                                           any of the foregoing;

                                  (g)      there are no writs, injunctions,
                                           decrees, Orders or judgments
                                           outstanding, or lawsuits, claims,
                                           proceedings or investigations
                                           pending, or, to the knowledge of
                                           Seller, threatened, relating to the
                                           ownership, lease, use, maintenance,
                                           operation of, or conduct of business
                                           related
                                           to, any Seller Site, the Rigs or
                                           Assets of Seller, nor is there any
                                           basis for any of the foregoing; and

                                  (i)      there are no obligations,
                                           undertakings or liabilities arising
                                           out of, or relating to,
                                           Environmental Laws which Seller has
                                           agreed to, assumed or retained by
                                           contract or otherwise.

                          As used in this Agreement,

                                  (x)      "Materials of Environmental Concern"
shall mean any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance which is listed, regulated or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial obligations may be imposed under any Environmental Laws or exposure to which may pose a health or safety hazard, and

                                  (y)      "Environmental Laws" means any
applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative Orders or judgments, relating to health, safety, industrial hygiene, pollution or environmental matters.

                 (Q) Excluded Assets. None of the Excluded Assets will be needed in the continuing operation of the Business or operation of the Rigs following the Closing Date.

                 (R) Pricing. Attached hereto as Appendix 2.01(R) of the Disclosure Letter is a complete and accurate list of Seller's standard drilling day rates under all Drilling Contracts involved in the Business and any applicable discounts by operator name.

                 (S) Competing Lines of Business. Except as set forth in Appendix 2.01(S) to Seller's Disclosure Letter, no Affiliate of Seller owns, directly or indirectly, any interest in (excepting not more than a 5% holding for investment purposes in securities of publicly held and traded companies), or is an officer, director, employer or consultant of, or otherwise receives remuneration from, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of Seller. Except as set forth in Appendix 2.01(S), Seller does not have, and no officer or director or shareholder of Seller, or any Affiliate of Seller has, nor during the period beginning January 1, 1996 through, to and including the date hereof, had any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business. None of the shareholders of Seller have any claims or rights against Seller which might affect the Assets or Rigs, except as set forth in Appendix 2.01(S) to Seller's Disclosure Letter.

                 (T)      Disclosure.

                          (1)     Information Provided.  Seller and Owners have
fully provided the Purchaser, or its representatives, with all the information that the Purchaser has requested for deciding whether to consummate the purchase of the Business pursuant to the terms and conditions of this Agreement.

                          (2)     No Untrue Statements.  No representation or
warranty of Seller or either of the Owners contained in this Agreement or statement in the Seller's Disclosure Letter contains any untrue statement. No representation or warranty of Seller or either of the Owners contained in this Agreement or statement in the Seller's Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                          (3)     No Material Adverse Effects.  There is no
fact known to Seller or Owners which has specific application to any Seller or the Business (other than general economic or industry conditions) and which could have a Material Adverse Effect which has not been set forth in this Agreement or the Seller's Disclosure Letter.

                          (4)     Seller's Disclosure Letter.  The disclosures
in the Seller's Disclosure Letter, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

                          (5)     Conflicts.  In the event of any inconsistency
between the statements in the body of this Agreement and those in the Seller's Disclosure Letter (other than an exception expressly set forth as such in the Seller's Disclosure Letter in relation to a specifically identified representation or warranty), those in this Agreement shall control.

                 (U)      Investment Representations.

                          (1)     Investment.  Seller and each Owner represents
that it and he, as appropriate, are acquiring the Stock Portion for its or his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the United States Securities and Exchange Commission under the United States Securities Act covering the Stock Portion, or (ii) pursuant to an applicable exemption under the United States Securities Act. In acquiring the Stock Portion none of Seller or either Owner is offering or selling, or will offer or sell, for Cliffs in connection with any distribution of the Stock Portion, and no such Seller or Owner has a participation or will participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable United States federal securities laws.

                          (2)     Review and Advice.  Seller and each Owner
acknowledges that it or his representatives have been furnished with substantially the same kind of information regarding Cliffs and its business, assets, results of operations and financial condition as would be contained in a registration statement prepared in connection with a public sale of Cliffs shares which are included in the Stock Portion. Seller and each Owner further represents that it and he has had an opportunity to ask questions of and receive answers from Cliffs regarding Cliffs and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the Stock Portion.

                          (3)     Economic Risk.  Seller and each Owner
acknowledges that it and he can bear the economic risk of its and his investment in the Stock Portion, and has such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of an investment in the Stock Portion.

                          (4)     Unregistered Securities.  Seller and each
Owner understands that the Stock Portion, when issued, will not have been registered pursuant to the United States Securities Act, that the Stock Portion will be characterized as "restricted securities" under U.S. federal securities laws, and that, under such laws and applicable regulations, the Stock Portion cannot be sold or otherwise disposed of without registration under the United States Securities Act or an exemption therefrom. Seller and each Owner further understands that, following consummation of the transactions contemplated by this Agreement, it or he may be an "affiliate" of Cliffs for purposes of Rule 144 promulgated under the United States Securities Act. In this regard, Seller and each Owner represents that each has consulted with United States legal counsel and understands the resale limitations imposed thereby and by the United States Securities Act. Stop transfer instructions may be issued to the transfer agent for the Cliffs common stock in connection with Stock Portion owned by Seller, either Owner or their Affiliates.

                          (5)     Stock Certificate Legend.  It is agreed and
understood by Seller and each Owner that the certificate(s) representing the Stock Portion shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

                          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY (1) PURSUANT TO A REGISTRATION STATEMENT FILED UNDER SUCH ACT, OR (2) IN ACCORDANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, UNLESS CLIFFS DRILLING COMPANY (THE "CORPORATION") RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                          THE RIGHT TO SELL, TRANSFER OR OTHERWISE

                          DISPOSE OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN ASSET PURCHASE AGREEMENT DATED DECEMBER ___, 1997 BETWEEN THE CORPORATION, WELL SERVICES (MARINE) LIMITED, CHARLES A. BRASH AND PHILLIP A. POLLONAIS, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

It is agreed and understood by Purchaser that the first legend will be removed upon the registration of the shares represented by such certificate under the United States Securities Act or upon delivery to Purchaser of a written opinion of counsel, which opinion and counsel are reasonably satisfactory to Purchaser, to the effect that such legend is not required.

         2.02 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller and Owners that the following are true and correct on and as of the Effective Date:

                 (A) Purchaser is a company duly organized, validly existing and in good standing under the laws of the Republic of Trinidad and Tobago and is qualified to transact business and is in good standing as a foreign company in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted. Purchaser has the power and authority to own, lease or operate the Rigs and Assets and to carry on the Business after Closing.

                 (B) Purchaser may execute, deliver and perform this Agreement without the necessity of Purchaser obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for

                          (1)     those consents, approvals, authorizations and
waivers which have been obtained and are unconditional and in full force and effect; and

                          (2)     notices that have been given.

                 (C) The execution, delivery and performance of this Agreement do not and will not

                          (1)     constitute a violation of the Memorandum and
Articles of Association of Purchaser; or

                          (2)     constitute a violation of any statute,
judgment, Order, decree or
regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser.

                 (D) This Agreement has been duly authorized, executed and delivered by Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to, or affecting the enforcement of, rights of creditors and subject to general principles of equity.

         2.03    RESTRICTIVE COVENANTS.

                 (A) Reasonableness. The Parties to this Agreement stipulate and agree that the restraints on competition and the covenants agreed to within this Section 2.03 are reasonable in time, geographical territory and scope of activities affected, and that such restraints and covenants are reasonably necessary to protect the Assets, Business and Rigs being sold to Purchaser.

                 (B) Covenants. Except as provided below, each of Brash and Pollonais agrees that, for a period of four (4) years from the Effective Date, neither Brash nor Pollonais shall, anywhere within the territorial waters of Trinidad and Tobago (including its Exclusive Economic Zone) ("Territory"), without the prior written consent of the Purchaser, individually or by association with others, directly or indirectly, through any form of ownership, or as a director, officer, manager, partner, joint venturer, agent, employee, consultant or otherwise engage in any business which is competitive with the offshore oil and gas drilling and workover business conducted by the Purchaser in the Territory, and agrees not to solicit or induce any employee of the Purchaser to terminate his or her employment with Purchaser.

                 (C) Remedies, The restrictive covenants contained in this Section 2.03 are independent of any other provision in this Agreement. Brash and Pollonais agree that the Purchaser's remedies at law for any breach or threat of breach by either Brash or Pollonais of the provisions of this
Section 2.03 will be inadequate and that Purchaser shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section
2.03 and to enforce specifically the terms and provisions of this Section 2.03 in addition to any other remedy to which it may be entitled at law or equity. Should any provision of this Section 2.3 be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

                 (D) Consideration. Brash and Pollonais each agree that the restrictive covenants contained in this Section 2.03 are a condition precedent to Purchaser entering into this Agreement and purchasing the Assets and Business from Seller and paying the Purchase Price therefor.

                 (E) Exclusions. Notwithstanding the foregoing, nothing contained in this Agreement is intended to restrict Brash and Pollonais from carrying on and operating other businesses which perform oil and gas drilling and workover services on land, from providing other products or services which are similar to those provided by Purchaser, Cliffs or its Affiliates, or from owning and operating interests in oil and gas concession farmouts and leases, provided they do not own any interest in, or operate, offshore drilling or workover equipment, or provide any similar products or services, in the Territory.

         2.04 CONSULTING AGREEMENT. Brash agrees that for a period of twenty-four (24) months after the Effective Date he shall act as a consultant to the Purchaser. In connection therewith, Brash shall perform such duties as the Purchaser may reasonably request and shall use his best efforts to promote the interests of the Purchaser and the Business. In this regard, the Purchaser agrees that it will not make unreasonable demands on Brash's time and acknowledges that any such duties will always be subject to Brash's availability. Brash agrees that he shall not receive any additional compensation for his consulting duties, and acknowledges that his consulting services are given in partial consideration of Purchaser's agreement to purchase the Assets and payment of the Purchase Price; provided, however, Purchaser agrees to reimburse Brash for all reasonable amounts for hotel, travel, entertainment and other expenses properly incurred or to be incurred by Brash, with prior approval of any of the officers of Purchaser, in connection with Brash's consulting services and any such reimbursement shall be made by the Purchaser within thirty (30) days after submission to the Purchaser of vouchers covering expenses for which Brash seeks reimbursement.


                                  ARTICLE III
                                INDEMNIFICATION

         3.01    INDEMNITY.

                 (A) SUBJECT TO SECTION 3.01(D) HEREOF, SELLER, BRASH AND POLLONAIS EACH JOINTLY AND SEVERALLY AGREE TO INDEMNIFY AND HOLD PURCHASER AND PURCHASER'S OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES, EMPLOYEES, AGENTS AND EMPLOYEE PLAN FIDUCIARIES ("PURCHASER INDEMNITEES") HARMLESS FROM ANY AND ALL DAMAGES, LOSSES WHICH SHALL INCLUDE ANY DIMINUTION IN VALUE, SHORTAGES, LIABILITIES (JOINT OR SEVERAL), PAYMENTS, OBLIGATIONS, PENALTIES, CLAIMS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, DISBURSEMENTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES, DISBURSEMENTS AND EXPENSES OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AND OF EXPERT WITNESSES AND COSTS OF INVESTIGATION AND PREPARATION) OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY "DAMAGES"), DIRECTLY OR INDIRECTLY RESULTING FROM, RELATING TO, OR ARISING OUT OF

                          (1)     ANY BREACH OF OR INACCURACY IN ANY
REPRESENTATION OR WARRANTY OF SELLER OR EITHER OF THE OWNERS CONTAINED IN
SECTION 2.01 OR IN ANY OPERATIVE DOCUMENT;

                          (2)     ANY BREACH OR NON-PERFORMANCE, PARTIAL OR
TOTAL, BY SELLER OR EITHER OF THE OWNERS OF ANY COVENANT OR AGREEMENT OF SELLER OR OWNERS (OR ANY AFFILIATE OR

SUBSIDIARY THEREOF) CONTAINED IN THIS AGREEMENT OR IN ANY OPERATIVE DOCUMENT;

                          (3)     ANY ACTUAL OR THREATENED VIOLATION OF OR
NON-COMPLIANCE WITH, OR REMEDIAL OBLIGATION ARISING UNDER, ANY ENVIRONMENTAL LAWS ARISING FROM ANY EVENT, CONDITION, CIRCUMSTANCE, ACTIVITY, PRACTICE, INCIDENT, ACTION OR PLAN EXISTING OR OCCURRING PRIOR TO THE CLOSING DATE RELATING IN ANY WAY TO THE RIGS, ASSETS OR THE BUSINESS OF SELLER (INCLUDING, WITHOUT LIMITATION, THE OWNERSHIP, OPERATION OR USE OF THE RIGS, ASSETS AND THE CONDUCT OF THE BUSINESS OF SELLER PRIOR TO THE CLOSING DATE; THE PRESENCE OF ANY UNDERGROUND STORAGE TANKS OR ANY MATERIALS OF ENVIRONMENTAL CONCERN ON, IN, UNDER OR AFFECTING ALL OR ANY PORTION OF SELLER'S PROPERTIES OR ANY SURROUNDING AREAS, AND ANY RELEASE OR THREATENED RELEASE WITH RESPECT TO SUCH UNDERGROUND STORAGE TANKS OR MATERIALS OF ENVIRONMENTAL CONCERN; AND THE STORAGE, DISPOSAL OR TREATMENT, OR TRANSPORTATION FOR STORAGE, DISPOSAL OR TREATMENT, OF MATERIALS OF ENVIRONMENTAL CONCERN;

                          (4)     ANY EXCLUDED LIABILITY OR OUT OF THE
OWNERSHIP, MANAGEMENT OR USE OF THE RIGS, EQUIPMENT AND OTHER ASSETS PRIOR TO THE CLOSING DATE; THE CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR INJURY TO, OR DEATH OF, ANY PERSONS, OR DAMAGE, LOSS OR DESTRUCTION OF OR TO ANY PROPERTY, REAL OR PERSONAL, UNDER ANY THEORY OF TORT, CONTRACT OR STRICT LIABILITY); ALL CONTRACTS, AGREEMENTS, OBLIGATIONS, COMMITMENTS AND LIABILITIES, TAXES, STAMP DUTIES, FEES OR COSTS OF SELLER OF EVERY KIND AND CHARACTER RELATING IN ANY WAY TO THE RIGS, ASSETS OR THE BUSINESS OF SELLER (AND THEIR TRANSFER TO PURCHASER) OTHER THAN THE ASSUMED OBLIGATIONS; THE TRANSFER OF THE RIGS AND ASSETS CONTEMPLATED HEREBY, AND ALL PENSION, RETIREMENT, BONUSES, SEVERANCE PAY, SALARIES AND ALL OTHER COMPENSATION AND BENEFITS OF WHATSOEVER NATURE ATTRIBUTABLE TO SERVICE OR TO OR EMPLOYMENT BY SELLER OF ANY PERSON PRIOR TO THE CLOSING DATE;

                          (5)     ANY LABOR ORGANIZATION CLAIMING IT HAD ANY
RIGHT TO REPRESENT ANY EMPLOYEES OF SELLER WHO ARE EMPLOYED BY PURCHASER SUBSEQUENT TO THE CLOSING DATE, WHERE SUCH CLAIMS FOR REPRESENTATION ARISE OUT OF CIRCUMSTANCES EXISTING PRIOR TO THE EFFECTIVE DATE; AND

                          (6)     ANY LOSSES OR COSTS OF DEFENDING AGAINST ANY
CLAIMS WHICH MAY BE MADE AGAINST PURCHASER BY ANY PERSON CLAIMING VIOLATIONS OF ANY LOCAL, STATE, OR FEDERAL LAWS RELATING TO THE EMPLOYMENT RELATIONSHIP, INCLUDING, BUT NOT LIMITED TO, WAGES, HOURS, CONCERTED ACTIVITY, NONDISCRIMINATION, OCCUPATIONAL HEALTH AND SAFETY AND THE PAYMENT AND WITHHOLDING OF TAXES, WHERE SUCH CLAIMS ARISE OUT OF CIRCUMSTANCES OCCURRING AT OR PRIOR TO THE CLOSING DATE.

                 (B) PURCHASER SHALL INDEMNIFY AND HOLD SELLER AND OWNERS AND SELLER'S AND OWNERS' OFFICERS, DIRECTORS AND SHAREHOLDERS ("SELLER INDEMNITEES") HARMLESS FROM, ANY AND ALL DAMAGES RESULTING FROM OR ARISING OUT
OF:

                          (1)     ANY BREACH OF ANY REPRESENTATION OR WARRANTY
OF PURCHASER

CONTAINED IN SECTION 2.02;

                          (2)     THE NON-PERFORMANCE, PARTIAL OR TOTAL, OF ANY
COVENANT OR AGREEMENT OF PURCHASER (OR ANY AFFILIATE THEREOF) CONTAINED IN THIS AGREEMENT, ANY OPERATIVE DOCUMENT OR ANY INSTRUMENT OR AGREEMENT DELIVERED PURSUANT TO THIS AGREEMENT; AND

                 (C) SELLER AND OWNERS SHALL RETAIN LIABILITY, AND SHALL JOINTLY AND SEVERALLY INDEMNIFY PURCHASER, FOR THE PAYMENT OF ANY TAX LIABILITIES WITH RESPECT TO THE RIGS, ASSETS AND THE CONDUCT OF THE BUSINESS DURING ALL PERIODS ENDING AS OF (AND INCLUDING) OR PRIOR TO THE CLOSING DATE AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHER THAN THE LIABILITIES EXPRESSLY ASSUMED BY PURCHASER.

         3.02    NOTICE, PARTICIPATION AND DURATION.

                 (A) If a claim by a third party is made against a Party indemnified pursuant to this Article III ("Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this Article III, the Indemnitee shall promptly, and in any event within sixty (60) days after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Claim"), notify the Party or Parties from whom indemnification is sought ("Indemnitor") of such Claim. In the event of any Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) the defense of any Claim, demand, lawsuit or other proceeding in connection with the indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor; provided, however, that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any Claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim and provided further that failure to give such notice shall not preclude Indemnitee from making any Claim thereon if the failure or delay in giving such notice did not prejudice Indemnitee. In the event that Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor's management of same with regards to the amount of damages by the Indemnitor hereunder. Neither Purchaser, Seller nor Owners shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not be unreasonably withheld.

                 (B) No claim for indemnification under this section may be made after the third anniversary of the Effective Date, except claims for indemnification in respect of breaches of the representations and warranties contained in Section 2.01(G) hereof may be made so long as any claim may be made in respect of such matters under any applicable statute of limitations; provided, however, that the foregoing shall not affect any claim made in good faith prior to the date of such expiration.

         3.03 INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE III SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE INDEMNITEE IS ALLEGED OR PROVEN.

         3.04 REIMBURSEMENT. In the event that the Indemnitor shall undertake, conduct or control the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Article III, the Indemnitee shall reimburse the Indemnitor for all its costs and expenses with respect to such settlement or defense, including reasonable attorneys' fees and disbursements.

         3.05 OFFSET. Any Purchaser Indemnitee shall have the right to offset any amounts for which it or any other Purchaser Indemnitee is entitled to indemnification under this Article III against any amounts payable by any Purchaser Indemnitee pursuant to this Agreement or any Operative Document or otherwise.

         3.06 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the Parties to this Agreement and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.


                                   ARTICLE IV
                                 MISCELLANEOUS

         4.01 FURTHER ACTIONS. From time to time, as and when requested by Purchaser, Seller and Owners shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to transfer, assign and deliver to Purchaser or its permitted assigns the Business (or to evidence the foregoing) and to consummate and to effect the other Transactions expressly required to be performed by Seller and Owners hereunder.

         4.02 NO BROKER. Seller and Purchaser represent and warrant to the other that they have no obligation or liability to any broker or finder by reason of the Transactions which are the subject of this Agreement. Each of Seller, Owners and Purchaser agree to indemnify the other against, and to hold the others harmless from, at all times after the date hereof any and all liabilities and expenses (including, without limitation, legal fees) resulting from, related to or arising out of any claim by any other Person for brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of Seller or Purchaser, as the case may be, in connection with this Agreement or the Transactions contemplated hereby.

         4.03 EXPENSES. Except as otherwise specifically provided herein, Seller, Owners and Purchaser shall each bear their own legal fees, accounting fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Transactions hereunder.

         4.04 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the Seller's Disclosure Letter contain, and are intended by the Parties as a final expression of, the entire agreement between Seller, Owners and Purchaser with respect to the Transactions contemplated by this Agreement and supersedes all prior oral or written agreements, arrangements or understandings with respect thereto.

         4.05 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         4.06 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and shall be delivered either personally or by telegraph, telex, telecopy or similar facsimile means, by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:

                          IF TO SELLER:

                          WELL SERVICES (MARINE) LTD.
                          Otaheite Industrial Park
                          South Oropouche, P.O. Box 152 San Fernando
                          Trinidad, W.I.
                          Attn: Charles Brash or Kenneth Sammy
                          Telephone No.:   1 809 677-7475 or 7531
                          Telecopier No.:          1 809 677-7003

                          WITH COPIES TO:

                          Seller's Counsel

                          Hobsons, Attorneys-at-Law and Notaries Public Hobsons Court, 13-17 Keate Street
                          San Fernando
                          Trinidad and Tobago, WI
                          Attn:  Krishna Narinesingh CMT
                          Telephone No.:   1 868 652 3801
                          Telecopier No.:  1 868 652 1282

                          IF TO OWNERS:

                          Charles A. Brash

                          Otaheite Industrial Park
                          South Oropouche, Trinidad, W.I.
                          Telephone No.:   1 868 677 7531, 7532
                          Telecopier No.:          1 868 677 7003

                          Phillip A. Pollonais
                          Otaheite Industrial Park
                          South Oropouche, Trinidad, W.I.
                          Telephone No.:   1 868 677 7531, 7532
                          Telecopier No.:          1 868 677 7003


                          IF TO PURCHASER:

                          CLIFFS DRILLING TRINIDAD OFFSHORE LIMITED
                          1200 Smith Street, Suite 300
                          Houston, Texas  77002
                          Attn: James P. Mitchen or Douglas E. Swanson
                          Telephone No.:   (713) 651-9426
                          Telecopier No.:  (713) 951-0649

                          WITH COPIES TO:

                          GRIGGS & HARRISON, P.C.
                          1301 McKinney, Suite 3200
                          Houston, Texas  77010-3033
                          Attn:  W. Garney Griggs
                          Telephone No.:   (713) 651-0600
                          Telecopier No.:  (713) 651-1944

or at such other address and number as either Party shall have previously designated by written notice given to the other Party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile transmission); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.

         4.07    GOVERNING LAW.

                 (A) Arbitration Provisions. Section 4.08 shall be governed by the procedural rules of the American Arbitration Association and, to the extent applicable, the United States

Federal Arbitration Act, Title 9, United States Code.

                 (B) Securities Law Provisions. Sections 2.01(U) and 4.23 shall be governed, construed and interpreted by the securities laws of the United States of America, and to the extent applicable, the laws of the State of Texas, excluding conflicts of law principles.

                 (C)      Other Provisions. Except as set forth in subsections
(A) and (B) above, this Agreement shall be governed and interpreted by and construed in accordance with the laws of the Republic of Trinidad and Tobago (other than the choice of law principles thereof, which would refer the resolution of any issue to the law of a jurisdiction other than Trinidad and Tobago).

         4.08    ARBITRATION AND DISPUTE RESOLUTION.

                 (A) Rules. All disputes arising in connection with this Agreement or the purchase, sale and lease transactions contemplated hereby (whether any such dispute arises in contract, tort, Strict Liability or otherwise) shall be finally settled by binding arbitration under the general Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as same is supplemented and modified by its International Arbitration Rules and Procedures, by three arbitrators appointed in accordance with subsection (B) below; provided, however, that Purchaser shall always have the right to seek the intervention of the courts of Trinidad and Tobago and any other applicable jurisdiction, either at law or in equity, in order to protect and enforce its rights and benefits and, seek all necessary remedies, under the provisions of
Section 2.03 to this Agreement.

                 (B)      Powers and Selection.

                          (1)     The Party that submits a dispute to the AAA
under this Agreement shall name in its submission one arbitrator. The Party against whom the request for arbitration is filed must select an arbitrator and notify the other Party and the AAA of its selection within ten (10) days after receipt of written notice from the AAA of the other Party's demand for arbitration. If any Party fails to notify the AAA of its selection, within ten
(10) days after written notice by the AAA to do so, the AAA is empowered to select an arbitrator for such Party. The two arbitrators selected by the Parties shall mutually select a third neutral arbitrator to chair the arbitral panel and notify the AAA of their selection within fifteen (15) days after the appointment of the two party-appointed arbitrators. If the arbitrators selected by the Parties are unable to agree on a third arbitrator within such fifteen (15) days time period, then the AAA shall appoint the third arbitrator.

                          (2)     The arbitrators shall have the power to
gather such materials, documents, information, testimony and evidence as they deem relevant to the dispute and the Parties shall provide such materials, documents, information, testimony and evidence requested by the arbitrators, except to the extent that it is proprietary, subject to third-party confidentiality restrictions or subject to an attorney-client or other legal privilege. Any challenge to a claim of privilege or the arbitrability of any issue shall be resolved by the arbitrators.

                 (C) Venue. Arbitration conducted pursuant to this Agreement shall be held in Houston, Texas. Judgment on any award resulting therefrom may be entered in and enforced by any federal or state court having jurisdiction over any of the Parties (or the assets of any of the Parties) against whom such award is rendered, and the Parties hereby waive any claim of immunity to such enforcement. Any awards hereunder shall be deemed to be non-domestic and commercial affecting foreign commerce and may also be enforced in accordance with the provisions of the New York Convention on the Enforcement of Foreign Arbitral Awards (1958), as adopted and codified by the United States of America.

                 (D) Award. The arbitrators shall commence and conclude the arbitration and render their award within ninety (90) days of either Party's demand for arbitration. The award rendered by the arbitrators shall be the sole and exclusive remedy of the Parties regarding any claims, counterclaims, issues or accounting arising under this Agreement or the Transactions contemplated hereby (whether sounding in contract, tort or otherwise). The arbitrators may make any award of money damages or provide specific performance or injunctive relief, including awarding interest and attorneys' fees. Any award shall be final and binding on the Parties and non-appealable, and the arbitrators shall give written reasons for their award.

                 (E) Service. Service of any and all notices of arbitration hereunder may be made by either Party on the other in the manner and to the address set forth in Section 4.06 of this Agreement and service thus made shall be taken and held to be valid personal service upon such Party by any Party to this Agreement on whose behalf such service is made.

                 (F) Costs. All administrative costs of the American Arbitration Association together with all fees and expenses of the arbitrators shall be borne equally by the Parties and all costs, fees and expenses incident to enforcing any award shall be charged to and borne by the Party resisting the award.

         4.09 ASSIGNABILITY. This Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Party without the prior written consent of the other Parties shall be void.

         4.10 WAIVERS AND AMENDMENTS. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         4.11 THIRD PARTY RIGHTS. Notwithstanding any other provision of this Agreement, this

Agreement shall not create benefits on behalf of any Person who is not a party to this Agreement (including, without limitation, any broker or finder, notwithstanding the provisions of Section 4.02 hereof), and this Agreement shall be effective only as between the Parties hereto, their successors and permitted assigns; provided, however, that Purchaser Indemnitees and Seller Indemnitees are intended third party beneficiaries hereof to the extent provided in Sections 3.01 and 3.06.

         4.12 ILLEGALITIES. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provisions exists, be in any way impaired.

         4.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         4.14 SURVIVAL; EXCLUSIVELY OF REMEDIES. The representations and warranties, covenants and agreements of the Parties hereto shall survive the Closing of the Transaction contemplated by this Agreement, and the indemnification provided by Section 3.01 shall not be the exclusive remedy available to the Parties hereto.

         4.15    EMPLOYEES.

                 (A) SELLER AND OWNERS WILL CAUSE THE EMPLOYMENT OF ALL THE OFFICERS AND EMPLOYEES ("EMPLOYEES") PERFORMING SERVICES RELATING TO THE BUSINESS TO BE TERMINATED PRIOR TO THE CLOSING DATE. SELLER AND OWNERS SHALL BE JOINTLY AND SEVERALLY RESPONSIBLE FOR, AND JOINTLY AND SEVERALLY INDEMNIFY AND HOLD THE PURCHASER INDEMNITEES HARMLESS FROM, ALL DAMAGES RESULTING FROM, RELATING TO, OR ARISING OUT OF SUCH TERMINATION OF EMPLOYMENT, AND EMPLOYEES' EMPLOYMENT CONTRACTS, COLLECTIVE BARGAINING AGREEMENTS AND PENSION AND OTHER EMPLOYEE PENSION, HEALTH AND INSURANCE PLANS AND AGREEMENTS, INCLUDING ADMINISTRATIVE AND OTHER COSTS OF PLAN TERMINATION. THE INDEMNITY PROVIDED IN THIS SECTION SHALL BE IN ADDITION TO THE INDEMNITY PROVIDED IN SECTION 3.01.

                 (B) Seller will permit Purchaser to offer employment to some or all of the Employees prior to or on the Closing Date. Purchaser may offer employment as of the Closing Date to the employees listed on Exhibit 4.15(B) ("Affected Employees"). Purchaser shall have full and absolute discretion in determining the terms, conditions and benefits relating to such employment, subject to any Collective Bargaining Agreement listed in Appendix 2.01(K) to Seller's Disclosure Letter.

                 (C) Nothing contained in this Agreement shall obligate Purchaser to continue the employment of or to rehire any Employee or Affected Employee. Nothing in this section is intended to create any claim or right on the part of any Employee of Seller or any Affected Employee, and no such Employee or Affected Employee shall be entitled to assert any claim or right hereunder.

                 (D) Seller and Owners shall be jointly and severally responsible for causing each of the Affected Employees to be paid at the same time each such Affected Employee receives his or her last payroll check from Seller or any Affiliate of Seller or Owners, a cash amount equal to such employees accrued vacation pay for the calendar year 1997, and any severance payments required under the laws of the Republic of Trinidad and Tobago. For periods subsequent to December 31, 1997, Affected Employees shall be subject to the vacation policies of Purchaser, but shall be credited, for purposes of vacation, with the seniority attained during such employee's employment by Seller or any Affiliate of Seller or Owners.

                 (E) Purchaser shall provide Affected Employees with such group health plan rights and benefits as may be required by applicable law and as otherwise agreed by Purchaser.

                 (F) Prior to the Closing Date, Seller and Owners shall be jointly and severally responsible for causing all Employee Plans to be terminated. To the extent, if any, that Purchaser offers coverage under any of its employee benefit plans to Affected Employees, Purchaser, Seller and Owners shall cooperate to integrate such employees into the Purchaser's employee benefits plans, with respect to those employees who elect to participate therein. Any Affected Employee who becomes an employee of the Purchaser on or after the Closing Date, shall, to the extent permitted by applicable law, be treated as a new hire and subject to the terms and conditions for coverage as set out under such Plans as Purchaser may, in its sole option, implement in carrying on the Business and no other, unless specifically required otherwise under local or other applicable law.

         4.16    ACCESS TO RECORDS.

                 (A) Following the Effective Date, Seller shall give to Purchaser free and unrestricted access to (and the right to make copies at the expense of Seller) the Records and to the extent that such are being purchased by Purchaser hereunder and relate to the Rigs or Business, operations, income, expenses and Assets of Seller existing on, accruing or arising prior to or occurring prior to Effective Date, but any access pursuant to this section shall be conducted in such manner as not to interfere unreasonably with the operations of the Business following the Effective Date.

                 (B) Following the Effective Date, Seller shall give Purchaser and its representatives free and unrestricted access to the Rigs, Equipment, Assets, properties, offices and sites (including the Seller's Site) of Seller where the Business is or was within the last two (2) years being carried on, and Purchaser's representatives may conduct such reviews, and inspections of such Rigs, Assets, and properties as it may deem necessary, provided that it does not interfere unreasonably with the Business of Seller prior to the Closing Date.

         4.17 COST OF LITIGATION. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement or the Transactions contemplated hereby, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with such action or proceeding, in addition to any other relief to which it or they may be entitled.

         4.18 HART-SCOTT-RODINO. The Parties hereto acknowledge that they and their respective legal counsel have reviewed all pertinent laws, rules and regulations under the United States Hart-Scott-Rodino Pre-Merger Notification Act (HSR) and are of the reasonable opinion that no HSR pre-merger notification filing is required with the U.S., Justice Department or any other U.S. Governmental Body.

         4.19 CONFIDENTIALITY. Seller and Purchaser agree to use reasonable business efforts to maintain the confidentiality of this Agreement. The Parties hereto agree not to record this Agreement in any public records.

         4.20 SUCCESSORS AND ASSIGNS. This Agreement and Transaction and other documents contemplated hereby shall bind and inure to the benefit of each Party's respective successors, heirs and assigns (subject to the restrictions in Section 4.09).

         4.21 CONSEQUENTIAL DAMAGES DISALLOWED. In no event shall either Party be responsible or held liable under this Agreement or otherwise for prospective profits lost or special, exemplary, indirect, incidental or consequential damages incurred or suffered by the other Party for any reason whatsoever.

         4.22 OWNERS' OBLIGATIONS. The Owners jointly and severally covenant and agree that they will cause all of Seller's obligations, agreements and indemnities to be timely and correctly performed and honored in the manner set forth herein, and, in addition, Owners will comply with all other direct obligations, indemnities and agreements on their part to be performed under this Agreement.

         4.23 REGISTRATION RIGHTS. The shares of Cliffs common stock issued to Seller or Owners, by Purchaser as the Stock Portion of the Purchase Price shall be unregistered securities pursuant to the securities laws of the United States and shall be subject to such holding and manner of sale restrictions as provided by such laws, rules and regulations. Purchaser shall cause Cliffs to register such securities within sixty (60) days from and after Closing, and such registration shall be effective for not longer than one (1) year from and after Closing and shall also grant to Seller and Owners, as appropriate, "piggyback" registration rights for one (1) year subject to reasonable restrictions thereto as required by the securities laws of the United States or the managing underwriters of Purchaser. Seller or Owners, as appropriate, shall pay underwriting commissions and discounts, registration fees payable to the Securities and Exchange Commission and the New York Stock Exchange and fees and expenses of Seller's counsel, if any, and

Purchaser shall bear all other costs of registration.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  PURCHASER:

                                  CLIFFS DRILLING TRINIDAD OFFSHORE LIMITED



                                  By: /s/ JIM R. WISE
                                      ---------------------------------------
                                  Name: Jim R. Wise
                                  Title:  Director


                                  OWNERS:



                                  /s/ CHARLES A. BRASH
                                  -------------------------------------------
                                  Charles A. Brash



                                  /s/ PHILLIP A. POLLONAIS
                                  -------------------------------------------
                                  Phillip A. Pollonais


                                  SELLER:

                                  WELL SERVICES (MARINE) LTD.


                                  By: /s/ CHARLES A. BRASH
                                      ---------------------------------------
                                  Name: Charles A. Brash
                                  Title:   Chairman

                                    EXHIBITS


1.02(A)(1)     Description of Rigs and all Equipment
1.07(B)        General Conveyance, Transfer and Assignment
1.07(F)        Opinion of Counsel to Seller
1.08           Purchase Price Allocation
4.15(B)        Affected Employees

                    APPENDICES TO SELLER'S DISCLOSURE LETTER


Appendix 1.01                         Permitted Encumbrances
Appendix 1.02(A)(4)                   Vehicles
Appendix 1.02(A)(5)                   Equipment
Appendix 1.02(A)(6)                   Permits
Appendix 1.02(A)(7)                   Intangible Assets
Appendix 1.02(A)(8)                   Scheduled Contracts
Appendix 1.02(B)                      Excluded Assets
Appendix 1.13(D)                      Purchase Price Allocation
Appendix 2.01(A)                      Foreign Jurisdictions
Appendix 2.01(B)                      Consents
Appendix 2.01(C)                      Liabilities
Appendix 2.01(E)                      Insurance
Appendix 2.01(F)                      Litigation/Compliance with Laws
Appendix 2.01(H)                      Intangible Assets
Appendix 2.01(I)                      Instruments
Appendix 2.01(K)                      Labor and Employee Relations
Appendix 2.01(L)                      Changes in Business
Appendix 2.01(N)                      Non-Competition Agreements
Appendix 2.01(P)                      Environmental Matters
Appendix 2.01(R)                      Pricing
Appendix 2.01(S)                      Competing Lines of Business
Appendix 4.15(B)                      Affected Employees